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{\rtf1\ansi \deff3\deflang1033{\fonttbl{\f3\fmodern\fcharset0\fprq1 Courier;}{\f7\fswiss\fcharset0\fprq2 MS Sans Serif;}}{\colortbl;
\red0\green0\blue0;\red0\green0\blue255;\red0\green255\blue255;\red0\green255\blue0;
\red255\green0\blue255;\red255\green0\blue0;\red255\green255\blue0;\red255\green255\blue255;\red0\green0\blue128;\red0\green128\blue
128;\red0\green128\blue0;\red128\green0\blue128;\red128\green0\blue0;\red128\green128\blue0;\red128\green128\blue128;
\red192\green192\blue192;}{\stylesheet{\f3 \snext0 Normal;}{\*\cs10 \additive Default Paragraph Font;}{\s15 \f3 \sbasedon0\snext15 e ndnote text;}{\*\cs16 \additive\super \sbasedon10 endnote reference;}{\s17 \f3 \sbasedon0\snext17 footnote text;}{\*\cs18
\additive\super \sbasedon10 footnote reference;}{\s19\fi-720\li720\ri720\sb480\tqr\tldot\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toc 1
;}{\s20\fi-720\li1440\ri720\tqr\tldot\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toc 2;}{
\s21\fi-720\li2160\ri720\tqr\tldot\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toc 3;}{\s22\fi-720\li2880\ri720\tqr\tldot\tx9360\hyphpar0
\f3 \sbasedon0\snext0 toc 4;}{\s23\fi-720\li3600\ri720\tqr\tldot\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toc 5;}{
\s24\fi-720\li720\tqr\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toc 6;}{\s25\fi-720\li720\hyphpar0 \f3 \sbasedon0\snext0 toc 7;}{\s26\fi
-720\li720\tqr\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toc 8;}{\s27\fi-720\li720\tqr\tldot\tx9360\hyphpar0 \f3
\sbasedon0\snext0 toc 9;}{\s28\fi-1440\li1440\ri720\tqr\tldot\tx9360\hyphpar0 \f3 \sbasedon0\snext0 index 1;}{\s29\fi-720\li1440\ri7
20\tqr\tldot\tx9360\hyphpar0 \f3 \sbasedon0\snext0 index 2;}{\s30\tqr\tx9360\hyphpar0 \f3 \sbasedon0\snext0 toa heading;}{
\s31 \f3 \sbasedon0\snext0 caption;}{\*\cs32 \additive _Equation Caption;}}{\info{\title <ARTICLE> 6}{\author Pamela Fulton}{\operat or Sandra Holevas}{\creatim\yr1997\mo7\dy18\hr13\min1}{\revtim\yr1997\mo7\dy23\hr9\min12}
{\printim\yr1997\mo7\dy23\hr8\min29}{\version5}{\edmins20}{\nofpages0}{\nofwords0}{\nofchars0}{\vern49213}}\margl2880\margr1440 \ftn bj\aenddoc\hyphhotz950\aftnnar\notabind\wraptrsp\nocolbal\transmf\hyphcaps0 \fet0{\*\ftnsep \pard\plain \f3 \chftnsep

\par }{\*\aftnsep \pard\plain \sl-20\slmult0 \f3
\par }{\*\aftnsepc \pard\plain \f3
\par }{\*\aftncn \pard\plain \f3
\par }\sectd \pgnrestart\linex0\headery1440\footery1440 {\*\pnseclvl1\pnucrm\pnstart1 {\pntxta .}}{\*\pnseclvl2\pnucltr\pnstart1 {\p ntxta .}}{\*\pnseclvl3\pndec\pnstart1 {\pntxta .}}{\*\pnseclvl4\pnlcltr\pnstart1 {\pntxta .}}{\*\pnseclvl5\pndec\pnstart1
{\pntxtb (}{\pntxta )}}{\*\pnseclvl6\pnlcltr\pnstart1 {\pntxtb (}{\pntxta )}}{\*\pnseclvl7\pnlcrm\pnstart1 {\pntxta )}}{\*\pnseclvl8
\pnlcltr\pnstart1 {\pntxta )}}{\*\pnseclvl9\pnlcrm\pnstart1\pnindent720\pnhang{\pntxtb (}{\pntxta )}}\pard\plain
\tqr\tx5040\hyphpar0 \f3 {\f7\fs20 [ARTICLE]6}{\field{\*\fldinst {\f7\fs20 PRIVATE }{\f7\fs20 {\*\datafield 0c0070686f656e6978000100
000000000301030b070057000301454804006f00}}}{\fldrslt }}{\f7\fs20
\par }\pard \tqr\tx5040\hyphpar0 {\f7\fs20 <SERIES>
\par       <NUMBER>2
\par       <NAME>IDS EXTRA INCOME FUND CLASS B
\par
\par }\pard \tx3600\tqr\tx5040\hyphpar0 {\f7\fs20    \tab
\par }\pard \tqr\tx5040\hyphpar0 {\f7\fs20 <PERIOD\_TYPE>\tab 12-MOS
\par }\pard \tqr\tx5040\hyphpar0 {\f7\fs20 <FISCAL\_YEAR\_END>\tab MAY\_31\_1997
\par <PERIOD\_END>\tab MAY\_31\_1997
\par <INVESTMENTS\_AT\_COST>\tab 0
\par <INVESTMENTS\_AT\_VALUE>\tab 0
\par <RECEIVABLES>\tab 0
\par <ASSETS\_OTHER>\tab 3198086722
\par <OTHER\_ITEMS\_ASSETS>\tab 0
\par <TOTAL\_ASSETS>\tab 3198086722
\par <PAYABLE\_FOR\_SECURITIES>\tab 0
\par <SENIOR\_LONG\_TERM\_DEBT>\tab 0
\par <OTHER\_ITEMS\_LIABILITIES>\tab 2018925
\par <TOTAL\_LIABILITIES>\tab 2018925
\par <SENIOR\_EQUITY>\tab 0
\par <PAID\_IN\_CAPITAL\_COMMON>\tab 3330564066
\par <SHARES\_COMMON\_STOCK>\tab 139709811
\par <SHARES\_COMMON\_PRIOR>\tab 62148719
\par <ACCUMULATED\_NII\_CURRENT>\tab 1431092
\par <OVERDISTRIBUTION\_NII>\tab 0
\par <ACCUMULATED\_NET\_GAINS>\tab 0
\par <OVERDISTRIBUTION\_GAINS>\tab 244457392
\par <ACCUM\_APPREC\_OR\_DEPREC>\tab 108530031
\par <NET\_ASSETS>\tab 613487177
\par <DIVIDEND\_INCOME>\tab 18176854
\par <INTEREST\_INCOME>\tab 256850868
\par <OTHER\_INCOME>\tab 0
\par <EXPENSES\_NET>\tab 28664539
\par <NET\_INVESTMENT\_INCOME>\tab 246363183
\par <REALIZED\_GAINS\_CURRENT>\tab 8683225
\par <APPREC\_INCREASE\_CURRENT>\tab 31109353
\par <NET\_CHANGE\_FROM\_OPS>\tab 286155761
\par <EQUALIZATION>\tab 0
\par <DISTRIBUTIONS\_OF\_INCOME>\tab 36099715
\par <DISTRIBUTIONS\_OF\_GAINS>\tab 0
\par <DISTRIBUTIONS\_OTHER>\tab 0
\par <NUMBER\_OF\_SHARES\_SOLD>\tab 97289537
\par <NUMBER\_OF\_SHARES\_REDEEMED>\tab 26691764
\par }\pard \tqr\tx5040\hyphpar0 {\f7\fs20 <SHARES\_REINVESTED>\tab 6963319
\par }\pard \tqr\tx5040\hyphpar0 {\f7\fs20 <NET\_CHANGE\_IN\_ASSETS>\tab 780849334
\par <ACCUMULATED\_NII\_PRIOR>\tab 6778069
\par <ACCUMULATED\_GAINS\_PRIOR>\tab 0
\par <OVERDISTRIB\_NII\_PRIOR>\tab 253147512
\par <OVERDIST\_NET\_GAINS\_PRIOR>\tab 0
\par <GROSS\_ADVISORY\_FEES>\tab 263749
\par <INTEREST\_EXPENSE>\tab 0
\par <GROSS\_EXPENSE>\tab 13136883
\par <AVERAGE\_NET\_ASSETS>\tab 431464189
\par <PER\_SHARE\_NAV\_BEGIN>\tab 4.34
\par <PER\_SHARE\_NII>\tab 0.36
\par <PER\_SHARE\_GAIN\_APPREC>\tab 0.06
\par <PER\_SHARE\_DIVIDEND>\tab 0.37
\par <PER\_SHARE\_DISTRIBUTIONS>\tab 0.00
\par <RETURNS\_OF\_CAPITAL>\tab 0.00
\par <PER\_SHARE\_NAV\_END>\tab 4.39
\par <EXPENSE\_RATIO>\tab 1.68
\par <AVG\_DEBT\_OUTSTANDING>\tab 0.00
\par <AVG\_DEBT\_PER\_SHARE>\tab 0.00
\par
\par }}
